Unifi, Inc. Preliminary Results For the Fourth Quarter and Fiscal Year Ended June 29, 2014 Conference Call Slide Presentation Exhibit 99.2

Certain statements included herein contain forward-looking statements within the meaning of federal securities laws about the financial condition and results of operations of Unifi, Inc. (the “Company”) that are based on management’s beliefs, assumptions and expectations about our future economic performance, considering the information currently available to management. The words “believe,” “may,” “could,” “will,” “should,” “would,” “anticipate,” “estimate,” “project,” “expect,” “intend,” “seek,” “strive,” and words of similar import, or the negative of such words, identify or signal the presence of forward-looking statements. These statements are not statements of historical fact; they involve risk and uncertainties that may cause our actual results, performance or financial condition to differ materially from the expectations of future results, performance or financial condition that we express or imply in any forward-looking statement. Factors that could contribute to such differences include, but are not limited to: the competitive nature of the textile industry and the impact of worldwide competition; changes in the trade regulatory environment and governmental policies and legislation; the availability, sourcing and pricing of raw materials; general domestic and international economic and industry conditions in markets where the Company competes, such as recession and other economic and political factors over which the Company has no control; changes in consumer spending, customer preferences, fashion trends and end-uses; the financial condition of the Company’s customers; the loss of a significant customer; the success of the Company’s strategic business initiatives; the continuity of the Company’s leadership; volatility of financial and credit markets; the ability to service indebtedness and fund capital expenditures and strategic initiatives; availability of and access to credit on reasonable terms; changes in currency exchange, interest and inflation rates; the ability to reduce production costs; the ability to protect intellectual property; employee relations; the impact of environmental, health and safety regulations; the operating performance of joint ventures and other equity investments; and the accurate financial reporting of information from equity method investees. All such factors are difficult to predict, contain uncertainties that may materially affect actual results and may be beyond our control. New factors emerge from time to time, and it is not possible for management to predict all such factors or to assess the impact of each such factor on the Company. Any forward-looking statement speaks only as of the date on which such statement is made, and we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made, except as may be required by federal securities law. The above and other risks and uncertainties are described in the Company’s most recent annual report on Form 10-K, and additional risks or uncertainties may be described from time to time in other reports filed by the Company with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended. Unifi, Inc. Fourth Qtr. Conf. Call July 24, 2014 (Unaudited)

  3 Net Sales and Gross Profit Highlights (Amounts in Thousands, Except Percentages) Unifi, Inc. Fourth Qtr. Conf. Call July 24, 2014 (Unaudited)

Quarter over QuarterYear over Year

For the Three Months Ended For the Fiscal Years Ended

June 29, 2014 vs. June 30, 2013June 29, 2014 vs. June 30, 2013

VolumePriceVolumePrice

Net Sales:

Polyester (1)(11.2%)2.5% (4.0%)1.6%

Nylon (2)(4.4%)1.3% (1.6%)1.4%

International(12.2%)(6.4%)(3.7%)(7.1%)

Consolidated(10.7%)1.2% (3.7%)0.0%

For the Three Months EndedFor the Fiscal Years Ended

June 29, 2014June 30, 2013June 29, 2014June 30, 2013

Gross Profit:

Polyester (1)$ 15,609 $ 13,485 $ 46,779 $ 35,162

Nylon (2)                        5,682                            6,284                       20,175                          18,052

International                        3,730                            5,943                       16,308                          19,890

Consolidated$ 25,021 $ 25,712 $ 83,262 $ 73,104

(1) For the Polyester Segment, the comparative prior year periods each contained one additional fiscal week.

(2) For the Nylon Segment's operations in the United States, the comparative prior year periods each contained one additional fiscal week.

 4 Income Statement Highlights (Amounts in Thousands, Except Percentages and Per Share Amounts) Unifi, Inc. Fourth Qtr. Conf. Call July 24, 2014 (Unaudited)

For the Three Months Ended (3)

June 29, 2014June 30, 2013

Net sales$ 181,752 100.0% $ 200,742 100.0%

Gross profit             25,021 13.8%              25,712 12.8%

Selling, general and administrative expenses             12,308 6.8%              13,445 6.7%

Operating income              11,331 6.2%              11,142 5.6%

Interest expense, net                  992                   258

Equity in earnings of unconsolidated affiliates               4,233                4,732

Income before income taxes             14,446              15,616

Earnings per share (basic)$ 0.48 $ 0.54

Weighted average shares outstanding             18,453              19,402

(3) For the Company's operations in the United States and El Salvador, the comparative prior year period contained one additional fiscal week.

For the Fiscal Years Ended (3)

June 29, 2014June 30, 2013

Net sales$ 687,902 100.0% $ 713,962 100.0%

Gross profit           83,262 12.1%            73,104 10.2%

Selling, general and administrative expenses           46,203 6.7%            47,386 6.6%

Operating income            31,483 4.6%            22,463 3.1%

Interest expense, net             2,539               3,791

Equity in earnings of unconsolidated affiliates           19,063            11,444

Income before income taxes           47,881            29,014

Earnings per share (basic)$ 1.52 $ 0.84

Weighted average shares outstanding           18,919            19,909

(3) For the Company's operations in the United States and El Salvador, the comparative prior year period contained one additional fiscal week.

5 Income Statement Highlights (Amounts in Thousands, Except Percentages and Per Share Amounts) Unifi, Inc. Fourth Qtr. Conf. Call July 24, 2014 (Unaudited)

 6 Equity Affiliates Highlights (Amounts in Thousands, Except Percentages) Unifi, Inc. Fourth Qtr. Conf. Call July 24, 2014 (Unaudited)

For the Three Months EndedFor the Fiscal Years Ended

June 29, 2014June 30, 2013June 29, 2014June 30, 2013

Earnings:

Parkdale America (34%)$ 3,897 $ 4,491 $ 17,846 $ 9,481

Other                      336                       241                   1,217                   1,963

Total$ 4,233 $ 4,732 $ 19,063 $ 11,444

Distributions:

Parkdale America (34%)$ 2,732 $ 3,409 $ 11,314 $ 13,440

Other                      650                    1,000                   1,900                   1,500

Total$ 3,382 $ 4,409 $ 13,214 $ 14,940

Unifi, Inc.
Fourth Qtr. Conf. Call
July 24, 2014
(Unaudited)

Reconciliations of Net Income to Adjusted EBITDA

(Amounts in Thousands)

	For the Three Months Ended (3)		For the Fiscal Years Ended (3)	
	June 29, 2014	June 30, 2013	June 29, 2014	June 30, 2013
Net income attributable to Unifi, Inc.	$ 8,767	$ 10,516	$ 28,823	$ 16,635
Provision for income taxes	6,010	5,385	20,161	13,344
Interest expense, net	992	258	2,539	3,791
Depreciation and amortization expense	4,460	5,142	17,334	23,860
EBITDA	20,229	21,301	68,857	57,630
Non-cash compensation expense	599	391	2,690	2,287
Loss on extinguishment of debt	-	-	-	1,102
Other	1,363	1,339	5,112	3,075
Adjusted EBITDA Including Equity Affiliates	22,191	23,031	76,659	64,094
Equity in earnings of unconsolidated affiliates	(4,233)	(4,732)	(19,063)	(11,444)
Adjusted EBITDA	$ 17,958	$ 18,299	$ 57,596	$ 52,650

(3) For the Company's operations in the United States and El Salvador, the comparative prior year periods each contained one additional fiscal week.

7

UNIFI®

8 Working Capital Highlights (Amounts in Thousands) Unifi, Inc. Fourth Qtr. Conf. Call July 24, 2014 (Unaudited)

June 29, 2014March 30, 2014June 30, 2013

Receivables, net$ 93,925 $ 97,390 $ 98,392

Inventories                  113,370                    110,916            110,667

Accounts payable                  (51,364)                   (53,276)           (45,544)

Accrued expenses (1)                  (18,487)                   (16,373)           (18,383)

Adjusted Working Capital$ 137,444 $ 138,657 $ 145,132

Adjusted Working Capital$ 137,444 $ 138,657 $ 145,132

Cash                    15,907                      13,159                8,755

Other current assets                      8,025                        7,202                9,016

Accrued interest                       (102)                           (99)                 (102)

Other current liabilities                  (10,349)                     (6,455)                 (916)

Working capital$ 150,925 $ 152,464 $ 161,885

(1) Excludes accrued interest

  9 Capital Structure (Amounts in Thousands) Unifi, Inc. Fourth Qtr. Conf. Call July 24, 2014 (Unaudited)

June 29, 2014March 30, 2014June 30, 2013

ABL Revolver$ 26,000 $ 25,400 $ 52,500

ABL Term Loan                  68,000                    68,000                 42,800

Other                    5,488                      5,111                   2,453

Total debt$ 99,488 $ 98,511 $ 97,753

Cash                  15,907                    13,159                   8,755

Net debt$ 83,581 $ 85,352 $ 88,998

Cash$ 15,907 $ 13,159 $ 8,755

Revolver availability, net                  61,103                    62,740                 36,105

Total liquidity$ 77,010 $ 75,899 $ 44,860

 10 Non-GAAP Financial Measures   Certain non-GAAP financial measures included herein are designed to complement the financial information presented in accordance with generally accepted accounting principles in the United States of America ("GAAP") because management believes such measures are useful to investors. These non-GAAP financial measures are Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”), Adjusted EBITDA Including Equity Affiliates, and Adjusted EBITDA. EBITDA represents net income or loss attributable to Unifi, Inc. before net interest expense, income tax expense, and depreciation and amortization expense. Adjusted EBITDA Including Equity Affiliates represents EBITDA adjusted to exclude non-cash compensation expense, gains or losses on extinguishment of debt, loss on previously held equity interest, and certain other adjustments. Such other adjustments include operating expenses for Repreve Renewables, restructuring charges and start-up costs, gains or losses on sales or disposals of property, plant and equipment, currency and derivative gains or losses, and other operating or non-operating income or expense items necessary to understand and compare the underlying results of the Company. Adjusted EBITDA represents Adjusted EBITDA Including Equity Affiliates adjusted to exclude equity in earnings and losses of unconsolidated affiliates. The Company may, from time to time, change the items included within Adjusted EBITDA. EBITDA, Adjusted EBITDA Including Equity Affiliates and Adjusted EBITDA are alternative views of performance used by management, and we believe that investors’ understanding of our performance is enhanced by disclosing these performance measures. Management uses Adjusted EBITDA: (i) as a measurement of operating performance because it assists us in comparing our operating performance on a consistent basis, as it removes the impact of (a) items directly related to our asset base (primarily depreciation and amortization) and (b) items that we would not expect to occur as a part of our normal business on a regular basis; (ii) for planning purposes, including the preparation of our annual operating budget; (iii) as a valuation measure for evaluating our operating performance and our capacity to incur and service debt, fund capital expenditures and expand our business; and (iv) as one measure in determining the value of other acquisitions and dispositions. Adjusted EBITDA is also a key performance metric utilized in the determination of variable compensation. We believe that the use of EBITDA, Adjusted EBITDA Including Equity Affiliates and Adjusted EBITDA as operating performance measures provides investors and analysts with a measure of operating results unaffected by differences in capital structures, capital investment cycles, and ages of related assets, among otherwise comparable companies. We also believe Adjusted EBITDA is an appropriate supplemental measure of debt service capacity, because cash expenditures on interest are, by definition, available to pay interest, and tax expense is inversely correlated to interest expense because tax expense decreases as deductible interest expense increases; and depreciation and amortization are non-cash charges. Equity in earnings and losses of unconsolidated affiliates is excluded because such earnings or losses do not reflect our operating performance. The other items excluded from Adjusted EBITDA are excluded in order to better reflect the performance of our continuing operations. Unifi, Inc. Fourth Qtr. Conf. Call July 24, 2014 (Unaudited)

11 Non-GAAP Financial Measures - continued   In evaluating EBITDA, Adjusted EBITDA Including Equity Affiliates, and Adjusted EBITDA, you should be aware that in the future, we may incur expenses similar to the adjustments included herein. Our presentation of EBITDA, Adjusted EBITDA Including Equity Affiliates and Adjusted EBITDA should not be construed as indicating that our future results will be unaffected by unusual or non-recurring items. EBITDA, Adjusted EBITDA Including Equity Affiliates, and Adjusted EBITDA are not determined in accordance with GAAP and should not be considered as substitutes for net income, operating income or any other performance measures determined in accordance with GAAP or as an alternative to cash flow from operating activities as a measure of our liquidity. Each of our EBITDA, Adjusted EBITDA Including Equity Affiliates, and Adjusted EBITDA measures has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are: it is not adjusted for all non-cash income or expense items that are reflected in our statements of cash flows;   it does not reflect the impact of earnings or charges resulting from matters we consider not indicative of our ongoing operations;   it does not reflect changes in, or cash requirements for, our working capital needs;   it does not reflect the cash requirements necessary to make payments on our debt;   it does not reflect our future requirements for capital expenditures or contractual commitments;   it does not reflect limitations on or costs related to transferring earnings from our subsidiaries to us; and   other companies in our industry may calculate this measure differently than we do, limiting its usefulness as a comparative measure. Because of these limitations, EBITDA, Adjusted EBITDA Including Equity Affiliates, and Adjusted EBITDA should not be considered as a measure of discretionary cash available to us to invest in the growth of our business or as a measure of cash that will be available to us to meet our obligations, including those under our outstanding debt obligations. You should compensate for these limitations by relying primarily on our GAAP results and using these measures only as supplemental information. Unifi, Inc. Fourth Qtr. Conf. Call July 24, 2014 (Unaudited)